UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 27, 2020

Date of Report (Date of earliest event reported)

World Health Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30256	59-2762023
(Commission File Number)	(IRS Employer Identification No.)

1825 NW Corporate Blvd. Suite 110, Boca Raton, FL5243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 870-0440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2020, World Health Energy Holdings, Inc., a Delaware corporation (the “Company”) entered into Capital Stock Exchange Agreement (the “Acquisition Agreement”) among R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Sub”), UCG, Inc., a Florida corporation (“Seller”), RNA Ltd., an Israeli company and a wholly owned subsidiary of Seller (“RNA”), George Baumoehl, a shareholder of Seller (“George”) and Gaya Rozensweig, a shareholder of Seller (“Gaya”, together with George, the “Shareholders”) and the Company pursuant to which Sub, subject to the satisfaction or waiver of the conditions specified in the agreement, will purchase from the Seller all of the issued and outstanding equity capital of RNA (the “Acquisition”). Following the Acquisition, RNA became an indirect subsidiary of the Company. If the Acquisition closes, the combined entity will employ sixteen (16) people with core competencies that include advanced data security solutions and cyber behavioral security solutions designed for use by the general consumer market and commercial enterprises.

As consideration for the Acquisition, the Company is to issue to each of Gaya and George in the aggregate 3,870,000 Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Shares”). Each share of the Series B Preferred Shares will automatically convert into 100,000 shares of the Company’s common stock, par value $0.0007 (the “Common Stock”), for an aggregate amount of 387 billion shares of the Company’s Common Stock, upon the filing with the Secretary of State of Delaware of an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of Common Stock that the Company is authorized to issue from time to time. The Company anticipates shortly obtaining the requisite shareholder consent to increase the Company’s number of authorized shares of Common Stock that may be issued from time to time.

Gaya and George also serve as the Directors and principal shareholders of the Company.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is attached hereto as Exhibit 2.1. The Acquisition Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the parties to the transactions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Capital Stock Exchange Agreement among World Health Energy Holdings, Inc., a Delaware corporation, R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of World Health Energy Holdings, Inc, UCG, Inc., a Florida corporation, RNA Ltd., an Israeli company and a wholly owned subsidiary of UCG, Inc., George Baumoehl and Gaya Rozensweig, both Shareholders of UCG, Inc.

99.1	Press Release dated January 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 28, 2020

World Health Energy Holdings, Inc.

By:	/s/ Giora Rozensweig

Chief Executive Officer